                                                                      EXHIBIT 21

                  Universal Foods Corporation and Subsidiaries

                                                               State or other
                                                               jurisdiction of
                        Name                                   incorporation
---------------------------------------------------            -------------
Universal Foods Corporation                                    Wisconsin

Subsidiaries:
   Universal Foods Canada                                      Canada
   Universal Foods FSC                                         Virgin Islands
   Universal Holding Inc.                                      Nevada
   Universal Foods Corporation Ireland                         Ireland
   Universal Health Care Management Company                    Wisconsin
   Universal Foods (UK) Ltd                                    United Kingdom
   Universal Foods Holding (Luxembourg) Sarl                   Luxembourg
   Universal Foods (Luxembourg) Sarl                           Luxembourg
   UF Holdings (Malta) Ltd                                     Malta
   Universal Holdings Cayman                                   Cayman
   Universal Foods Holding Deutschland GmbH                    Germany

   Minn-Dak Yeast Company                                      North Dakota
   Yeast Industries Company                                    Jordan
   General Milling Corporation                                 Philippines
   Universal Foods Products Int'l Co. Ltd.                     Costa Rica
   Red Star De Peru                                            Peru
   Leviatan Y Universal CIA                                    Guatemala
   Productos Alimenticios Nacionales, SA Costa Rica            Costa Rica
   Industrias Mexicana De Aliamentos SA                        Mexico
   Levadura Azteca SA De CV                                    Mexico

   Universal Flavor Corporation                                Delaware
   Universal Flavors Canada, Inc.                              Canada
   Universal Flavors International, Inc.                       Indiana
   Universal Flavors France (SARL)                             France
   DGF Universal Fragrances S.A.                               Spain
   Universal Flavors NV                                        Belgium
   Curt Georgi Imes/Universal Flavors SRL                      Italy
   Universal Flavors Mexico SA de CV                           Mexico
   DGF Universal Fragrances Mexico SA de CV                    Mexico
   Flavorburst Inc.                                            Illinois
   Flavor Burst Co.                                            Indiana
   Champlain Industries Inc.                                   Delaware
   Arancia Ingredients Especiales SA de CV                     Mexico
   Arancia Flavors & Ingredients, Inc.                         Delaware
   Arendadora Aiesa SA de CV                                   Mexico
   Biolux Finance, S.A.                                        Belgium
   Red Star BioProducts, S.A.                                  Belgium
   Red Star BioProducts, SAS                                   France
   Promavil, S.A.                                              Belgium
   Red Star BioProducts Limited                                United Kingdom
   Universal Flavors Limited                                   United Kingdom
   DC Flavours Limited                                         United Kingdom
   Sundi Aromen Distribution GmbH                              Germany
   Sundi Aromen GmbH                                           Germany

Warner Jenkinson Universal Foods, BV                        The Netherlands
Warner Jenkinson Canada                                     Canada
Tricon Colors, LLC                                          New Jersey
Warner Jenkinson Company Inc.                               New York
Warner Jenkinson SA de CV                                   Mexico
Panamericana de Sabores, SA de CV                           Mexico
WJ de Mexico, SA de CV                                      Mexico
Warner Jenkinson (Europe) Limited                           United Kingdom
Warner Jenkinson Europe SARL                                France
Quaterna SRL                                                Italy
Reggiana Antociana SRL                                      Italy
Silva Laon GmbH                                             Germany
Warner-Jenkinson Europe GmbH                                Germany

Inter Agro USA Inc.                                         New York
Universal Dehydrates Ltd.                                   Ireland
Freshfield Foods, Ltd.                                      Ireland
Rogers Foods Inc.                                           California
Universal Dehydrates BV                                     The Netherlands
Universal Foods Limited                                     United Kingdom
Universal Dehydrates France SARL                            France

Universal Foods Corporation (Asia/Pacific) Pte. Ltd.        Singapore
Universal Flavors (Thailand) Ltd.                           Thailand
Universal Foods Corporation (Australia) Pty. Ltd.           Australia
Universal Foods Corporation (Japan)                         Japan
Universal Flavors (Philippines), Inc.                       Philippines
Universal Foods Corporation (China) Ltd.                    Hong Kong